Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-8 No. 333-222877) of Haemonetics Corporation, pertaining to the 2007 Employee Stock Purchase Plan;
(2) Registration Statement (Form S-8 No. 333-200226) of Haemonetics Corporation, pertaining to the 2005 Long-Term Incentive Compensation Plan;
(3) Registration Statement (Form S-8 No. 333-181847) of Haemonetics Corporation, pertaining to the 2005 Long-Term Incentive Compensation Plan;
(4) Registration Statement (Form S-8 No. 333-159434) of Haemonetics Corporation, pertaining to the 2005 Long-Term Incentive Compensation Plan;
(5) Registration Statement (Form S-8 No. 333-149205) of Haemonetics Corporation pertaining to the 2007 Employee Stock Purchase Plan, and
(6) Registration Statement (Form S-8 No. 333-136839) of Haemonetics Corporation pertaining to the 2005 Long-Term Incentive Compensation Plan;

of our reports dated May 23, 2018, with respect to the consolidated financial statements and schedule of Haemonetics Corporation and the effectiveness of internal control over financial reporting of Haemonetics Corporation included in this Annual Report (Form 10-K) of Haemonetics Corporation for the fiscal year ended March 31, 2018.

/s/ Ernst & Young LLP
Boston, Massachusetts
May 23, 2018